UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 12, 2008	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

SILVER RESERVE CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1226 White Oak Blvd., Suite 10A Oakville, Ontario L6H 2B9
(Address of Principal Executive Offices) (Zip Code)

905-845-1073
(Registrant’s telephone number, including area code)

Item 8.01 Other Events

On March 12, 2008 Silver Reserve Corp. (the “Company”) entered into an agreement (the “Endeavor Consulting Agreement”), effective as of March 3, 2008, with Endeavor Holdings, Inc. (“Endeavor”) pursuant to which Endeavor was retained to provide general marketing and business consulting services to the Company for a period of 12 months. Under the terms of the Endeavor Consulting Agreement, the Company is required to issue Endeavor 25,000 shares of restricted common stock of the Company each month and pay Endeavor $5,000 each month during the term of the Endeavor Consulting Agreement. Either party may terminate the Endeavor Consulting Agreement upon 30-days’ prior written notice.

Item 9.01  Exhibits

99.1   Consulting Agreement with Endeavor Holdings, Inc. dated as of March 12, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER RESERVE CORP.

March 14, 2008		/s/ Stafford Kelley
	Name:	Stafford Kelley
	Title:	Secretary